Exhibit 8.1

ELLENOFF GROSSMAN & SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

October 18, 2021

Healthcare Capital Corp.

301 North Market Street, Suite.1414

Wilmington, Delaware 19801

Ladies and Gentlemen:

We are United States counsel to Healthcare Capital Corp., a Delaware corporation (the “SPAC”), in connection with the preparation of the registration statement on Form F-4 (and together with the Proxy Statement/Prospectus filed therewith, the “Registration Statement”) (Registration No. 333-258915) originally filed with the Securities and Exchange Commission (the “Commission”) on August 18, 2021, under the Securities Act of 1933, as amended (the “Securities Act”), by Alpha Tau Medical Ltd., a company organized under the laws of the State of Israel (the “Company”). The Registration Statement relates to the registration of 33,343,750 ordinary shares of the Company, par value $0.0001 per share, 19,530,000 warrants, and 19,530,000 ordinary shares underlying warrants, as part of the Business Combination.

The Registration Statement is being filed in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of July 7, 2021 (the “Merger Agreement”), by and among the SPAC, the Company, and Archery Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”) (such transactions, the “Business Combination”).

Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement.

You have requested our opinion concerning the discussion of the Business Combination set forth in the section entitled “Certain Material U.S. Federal Income Tax Considerations — U.S. Holders” and the section entitled “Certain Material U.S. Federal Income Tax Considerations — Non-U.S. Holders” in the Registration Statement (the “Tax Disclosure”). In providing this opinion, we have assumed (without any independent investigation or review thereof) that:

a.    All original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Business Combination;

b.    All factual representations, warranties, and statements made or agreed to by the parties to the Merger Agreement, the Sponsor Support Agreement, the PIPE Agreements, the Joinder, the Amended Investors’ Rights Agreement, the Company Shareholder Support Agreements, the Plan of Merger, and the other agreements referred to in each of the foregoing (collectively, the “Agreements” and, together with the Registration Statement, the “Documents”), and in the representation letters provided to us by SPAC and the Company are true, correct, and complete as of the date hereof and will remain true, correct, and complete through the consummation of Transactions (as defined below), in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise;

c.    The descriptions of the SPAC and the Company in the Registration Statement, the public filings filed in connection with the SPAC’s and the Company’s listing on the Stock Exchange, and the SPAC’s and the Company’s other public filings are true, accurate, and complete;

d.    The description of the Business Combination and other transactions related to the Business Combination (together, the “Transactions”) in the Registration Statement is and will remain true, accurate, and complete, the Business Combination will be consummated in accordance with such description and with the Merger Agreement and the other Agreements, without any waiver or breach of any material provision thereof, and the Business Combination will be effective under applicable corporate law as described in the Merger Agreement and the other Agreements;

e.    The Documents represent the entire understanding of the parties with respect to the Business Combination and other Transactions, there are no other written or oral agreements regarding the Transactions other than the Agreements, and none of the material terms and conditions thereof have been or will be waived or modified;

f.    The amount of cash in the Trust Account as of immediately following the Closing will, after taking into account cash utilized in the SPAC Shareholder Redemptions and after taking into account any other Closing Date uses for the cash in the Trust Account described in the Merger Agreement, equal at least forty percent (40%) of the amount of cash in the Trust Account on the date hereof; and

g.    The fair market value of the Company ordinary shares issued to the SPAC Shareholders in the Business Combination will be equal to or greater than forty percent (40%) of the aggregate fair market value of consideration received by SPAC Shareholders in the Business Combination (including amounts received by the SPAC Shareholders in redemption of their interests in the SPAC).

This opinion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the U.S. Internal Revenue Service, in each case, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any change that is made after the date hereof in any of the foregoing bases for our opinion, or any inaccuracy in the facts or assumptions on which we have relied in issuing our opinion, could adversely affect our conclusion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention or to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof. No opinion is expressed as to any transactions other than the Merger in connection with the Business Combination, or any matter other than those specifically covered by this opinion. In particular, this opinion is limited to the matters discussed in the Tax Disclosure, and does not address (i) the U.S. federal income tax treatment of any shareholder subject to special rules under the Code or the Treasury Regulations, as further described in the Tax Disclosure, (ii) any matter arising in connection with Section 367 of the Code, or (iii) any matter arising in connection with Section 7874 of the Code.

The U.S. federal income tax consequences of the transactions described in the Registration Statement are complex and are subject to varying interpretations. Our opinion is not binding on the U.S. Internal Revenue Service or any court, and there can be no assurance or guarantee that either will agree with our conclusions. Indeed, the U.S. Internal Revenue Service may challenge one or more of the conclusions contained herein and the U.S. Internal Revenue Service may take a position that is inconsistent with the views expressed herein. There can be no assurance or guarantee that a court would, if presented with the issues addressed herein, reach the same or similar conclusions as we have reached.

Based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the section entitled “Certain Material U.S. Federal Income Tax Considerations — U.S. Holders” and the section entitled “Certain Material U.S. Federal Income Tax Considerations — Non-U.S. Holders” insofar as they address the material U.S. federal income tax considerations with respect to the Business Combination for beneficial owners of HCCC Common Stock, and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications, and limitations stated herein and therein.

This opinion is furnished to you solely for use in connection with the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also to the references to Ellenoff Grossman & Schole LLP in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP